Exhibit 23.6

[BUREAU VERITAS UK LTD LETTERHEAD]

AstraZeneca PLC

Legal & Secretary’s Department

1 Francis Crick Avenue

Cambridge Biomedical Campus

Cambridge CB2 0AA

England

For the attention of Adrian Kemp

By email & by post

22 November 2016

Dear Ladies and Gentlemen

BUREAU VERITAS STATEMENT OF ASSURANCE FOR ANNUAL REPORT AND FORM 20-F INFORMATION 2015

In connection with the filing of the accompanying Registration Statement on Form F-3 (the “Form F-3”) of AstraZeneca PLC (“AstraZeneca”), Bureau Veritas hereby authorises AstraZeneca to refer to Bureau Veritas’s external assurance on corporate responsibility related information as stated on page 234 and as identified on the pages included in Exhibit 15.7 to AstraZeneca’s Annual Report and Form 20-F Information for the fiscal year ended December 31, 2015 (the “Annual Report”), which Annual Report is incorporated by reference in the accompanying Form F-3 of AstraZeneca, subject to the same acknowledgements and agreements as set forth in our letter included in Exhibit 15.7 to the Annual Report.

Please indicate your agreement to the foregoing by signing in the space indicated below. Our authorisation will not become effective until accepted and agreed by AstraZeneca.

Very truly yours,

/s/ Sarah Davies

Sarah Davies

UK Certification Manager

For and on behalf of Bureau Veritas UK Ltd

ACCEPTED AND AGREED

This 22nd day of November 2016

AstraZeneca PLC

By:

/s/ Adrian Kemp

Name: Adrian Kemp

Title: Company Secretary